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                                                                    EXHIBIT 24.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement on Form S-8 for the registration of 290,000 shares of common stock pertaining to the 1997 Stock Plan of Fluor Daniel GTI, Inc. and to the incorporation by reference therein of our report dated November 25, 1997, with respect to the consolidated financial statements and schedule of Fluor Daniel GTI, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Boston, Massachusetts
January 27, 1998